Exhibit 3.1

SECOND AMENDED AND RESTATED BYLAWS
OF
FOX FACTORY HOLDING CORP.
These Second Amended and Restated Bylaws (as may from time to time be amended or restated, these “Bylaws”) amend and restate the Bylaws of Fox Factory Holding Corp. (hereinafter the “Corporation”) as heretofore in effect and are made and adopted as of this [•] day of [•], 2024. All words and terms capitalized but not defined in these Bylaws shall have the meaning or meanings set forth for such words or terms in that certain Amended and Restated Certificate of Incorporation of the Corporation as may from time to time be amended or restated (hereinafter the “Certificate of Incorporation”).
ARTICLE I
OFFICES
1.1 Registered Office. The registered office of the Corporation in the State of Delaware shall be established and maintained at Corporation Trust Center, 1209 Orange Street, in the city of Wilmington, County of New Castle, State of Delaware 19801 and The Corporation Trust Company shall be the registered agent of the Corporation in charge thereof.
1.2 Other Offices. The Corporation’s board of directors (the “Board of Directors”) may at any time establish other offices both within and without the State of Delaware at any place or places where the Corporation is qualified to do business.
1.3 Books and Records. The books of the Corporation may be kept within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II
MEETINGS OF THE STOCKHOLDERS
2.1 Time and Place of Meetings. All meetings of the stockholders shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”).
2.2 Annual Meeting. The annual meeting of stockholders for the election of directors shall be held on such date and at such time as shall be designated from time to time by the Board of Directors. Any other proper business may be brought before the meeting in accordance with these Bylaws.
2.3 Special Meetings.
(a) A special meeting of the stockholders, other than those required by statute, may be called at any time by the Board of Directors, Chairperson of the Board of Directors, Lead Director (in the event the Company does not have a Chairperson or the Chairperson is disabled), Chief Executive Officer or President (in the absence of a Chief Executive Officer), but a special meeting may not be called by any other person or persons. The Board of Directors may cancel, postpone or reschedule any previously scheduled special meeting at any time, before or after the notice for such meeting has been sent to the stockholders.
(b) The notice of a special meeting shall include the purpose for which the meeting is called. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the Board of Directors, the Chairperson of the Board of Directors, Lead Director (in the event the Company does not have a Chairperson or the Chairperson is disabled), Chief Executive Officer (in the absence of a Lead director), or President (in the absence of a Chief Executive Officer). Nothing contained in this Section 2.3(b) shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.
2.4 Advance Notice Procedures.
(a) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) brought before the meeting by the Corporation and specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) brought before the meeting by or at the direction of the Board of Directors or any committee thereof or (iii ) otherwise properly brought before the meeting by a stockholder who (A) was a stockholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 2.4 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 2.4 as to such business. Except as provided for in Section 2.5, Stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders, and the only matters that may be brought before a special meeting are the matters specified in the notice of meeting given by or at the direction of the person or entity calling the meeting pursuant to Section 2.3(b). Stockholders seeking to nominate persons for election to the Board of Directors must comply with Section 2.5 and this Section 2.4 shall not be applicable to nominations except as expressly provided in Section 2.5.

(b) Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.4. In addition to the foregoing, the proposed business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to or mailed and received at, the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the one hundred twentieth (120th) day prior to the one (1)-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of Timely Notice as described above.
(c) To be in proper form for purposes of this Section 2.4, a stockholder’s notice to the Secretary of the Corporation shall set forth:
(i) As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); and (B) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13 d-3 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”)) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Stockholder Information”);
(ii) As to each Proposing Person, (A) any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to give such Proposing Person economic risk similar to ownership of shares of any class or series of the Corporation, including due to the fact that the value of such derivative, swap or other transactions are determined by reference to the price, value or volatility of any shares of any class or series of the Corporation, or which derivative, swap or other transactions provide, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of the Corporation (“Derivative Instruments”), which Derivative Instruments shall be disclosed without regard to whether (x) the derivative, swap or other transactions convey any voting rights in such shares to such Proposing Person, (y) the derivative, swap or other transactions are required to be, or are capable of being, settled through delivery of such shares or (z) such Proposing Person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transactions, (B) any proxy (other than a revocable proxy or consent given in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to vote any shares of any class or series of the Corporation, (C) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to the shares of any class or series of the Corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the Corporation (“Short Interests”), (D) any rights to dividends on the shares of any class or series of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (E) any performance related fees (other than an asset based fee) that such Proposing Person is entitled to based on any increase or decrease in the price or value of shares of any class or series of the Corporation, or any Derivative Instruments or Short Interests, if any, and (F) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (F) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course of business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner; and
(iii) As to each Proposing Person, (A) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business and (B) a representation whether the Proposing Person intends or is part of a group which intends (z) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (y) otherwise to solicit proxies or votes from stockholders in support of such proposal.
(iv) As to each item of business that the stockholder proposes to bring before the annual meeting, (A) a reasonably brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), and (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business by such stockholder.
(v) For purposes of this Section 2.4, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, (iii) any affiliate or associate (each within the meaning of Rule

12b-2 under the Exchange Act for purposes of these Bylaws) of such stockholder or beneficial owner and (iv) any other person with whom such stockholder or beneficial owner (or any of their respective affiliates or associates) is Acting in Concert (as defined below).
(vi) A person shall be deemed to be “Acting in Concert” with another person for purposes of these Bylaws if such person knowingly acts pursuant to an express agreement, arrangement or understanding (whether or not in writing) in concert with such other person toward a common goal relating to the management, governance or control of the Corporation; provided, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies or consents from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy or consent solicitation statement filed on Schedule 14A.
(d) A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.4 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date) and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).
(e) The foregoing notice requirements of this Section 2.4 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.
(f) Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, no business shall be conducted at an annual meeting except in accordance with this Section 2.4. Except as otherwise provided by law, the chairperson of the meeting shall have the power and duty, if the facts warrant, (i) to determine whether business was properly brought before the meeting in accordance with this Section 2.4 (including whether the Proposing Person solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such Proposing Person’s proposal in compliance with such Proposing Person’s representation as required by clause (c)(iii)(B) of this Section 2.4) and (ii) if he or she should so determine that the business was not proposed in compliance with this Section 2.4, he or she shall so declare at the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.4, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of these Bylaws, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as a proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
(g) Notwithstanding the foregoing provisions of this Section 2.4 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to any such business proposals; provided, however, that references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements of these Bylaws applicable to proposals or any other business to be considered pursuant to this Section 2.4 (including Section 2.4(a)(iii) and (b)) and compliance with Section 2.4(a)(iii) and (b) shall be the exclusive means for a stockholder to submit other business (other than, as provided in Section 2.4(e), business other than nominations brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Section 2.4 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act.
(h) For purposes of these Bylaws, “public disclosure” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or disclosure in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.
2.5 Advance Notice Provisions for Nominations of Directors.
(a) Nominations of any person for election to the Board of Directors at an annual meeting may be made at such meeting only (i) by or at the direction of the Board of Directors, including by any committee or persons appointed by the Board of Directors, (ii) pursuant to the Corporation’s notice of meeting (or any supplement thereto) or (iii) by a stockholder who (A) was a stockholder of record of the Corporation (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this Section 2.5 and at the time of the meeting, (B) is entitled to vote at the meeting and upon such election, and (C) has complied with this Section 2.5 as to such nomination.
(b) Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting, the stockholder must (i) provide Timely Notice (as defined in Section 2.4(b)) thereof in writing and in proper form to the Secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person or entity calling such special meeting and (A) the nomination is made by or at the direction of the person or entity calling such special meeting, or (B) the nomination is made by any stockholder of the Corporation, who is a stockholder of record of the Corporation at the time the notice provided for in this Section 2.5 is delivered to the Secretary of the Corporation, who is entitled to vote at the special meeting and upon such election and who complies with the notice procedures set forth in this Section 2.5. The stockholder must (x) provide timely notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, and (y) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5. To be timely, a stockholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the ninetieth (90th) day prior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined in Section 2.4(h)) of the date of such special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting was first made. In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(c) To be in proper form for purposes of this Section 2.5, a stockholder’s notice to the Secretary of the Corporation shall set forth:
(i) As to each Nominating Person (as defined below), the Stockholder Information (as defined in Section 2.4(c)(i), except that for purposes of this Section 2.5 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(c)(i));
(ii) As to each Nominating Person, any Disclosable Interests (as defined in Section 2.4(c)(ii), except that for purposes of this Section 2.5, the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(c)(ii) and the disclosure in clause (F) of Section 2.4(c)(ii) shall be made with respect to the election of directors at the meeting);
(iii) A detailed statement, which shall be deemed a representation, that indicates whether or not the stockholder giving the notice and/or the other Nominating Person(s), if any, (A) will deliver a proxy statement and form of proxy to holders of at least Sixty-Seven percent (67%) of the voting power of all of the shares of capital stock of the Corporation entitled to vote on the election of directors or (B) will otherwise solicit proxies or votes from stockholders in support of such nomination, as applicable, and (C) will or intends to solicit proxies in support of director nominees other than the Corporation’s director nominees in accordance with Rule 14a-19 promulgated under the Exchange Act; provided, however, if a Nominating Person no longer plans to solicit proxies in accordance with its statement pursuant to this Section 2.5(c)(iii), such Nominating Person shall inform the Corporation of this change by delivering a written notice to the Secretary at the principal executive offices of the Corporation no later than two (2) business days after making the determination not to proceed with a solicitation of proxies;
(iv) As to each person whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice pursuant to this Section 2.5 if such proposed nominee were a Nominating Person, (B) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section14(a) under the Exchange Act (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years between any Nominating Person, on the one hand, and each proposed nominee, on the other hand, and (D) a completed and signed questionnaire, representation and agreement as provided in Section 2.5(f);
(v) The Corporation may require any proposed nominee to furnish such other information (A) as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or (B) that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such proposed nominee; and
(vi) For purposes of this Section 2.5, the term “Nominating Person” shall mean (A) the stockholder providing the notice of the nomination proposed to be made at the meeting, (B) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, (C ) any affiliate or associate of such stockholder or beneficial owner, and (D) any other person with whom such stockholder or such beneficial owner (or any of their respective affiliates or associates) is Acting in Concert.
(vii) A stockholder providing notice of any nomination proposed to be made at an annual or special meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.5 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date) and not later than eight (8) business days prior to the date for the meeting, or if practicable, any adjournment or postponement thereof (and if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).
(e) Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with this Section 2.5. Except as otherwise provided by law, the chairperson of the meeting shall have the power and duty, if the facts warrant, (A) to determine whether a nomination was properly made in accordance with this Section 2.5 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (c)(iii) of this Section 2.5) and (B) if he or she should so determine that any proposed nomination was not made in compliance with this Section 2.5, he or she shall declare such determination at the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 2.5, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.
(f) To be eligible to be a nominee for election as a director of the Corporation, the proposed nominee must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 2.5) to the Secretary of the Corporation at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such proposed nominee (which questionnaire shall be provided to the proposed nominee by the Secretary of the Corporation within three (3) days upon written request) and a written representation and agreement (in form provided by the Secretary of the Corporation upon written request) that such proposed nominee (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominees fiduciary duties under applicable law, (ii) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation and (iii) in such proposed nominee’s individual capacity and on behalf of the stockholder (or the beneficial owner, if different) on whose behalf the nomination is made, would be in compliance, if elected as a director of the Corporation, and will comply with applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.
(g) Notwithstanding anything in the first sentence of Section 2.5(b) to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting is increased effective after the time period for which nominations would otherwise be due under Section 2.5(b) and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.5 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public disclosure is first made by the Corporation.
(h) In addition to the requirements of this Section 2.5 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to any such nominations; provided, however, that references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements of these Bylaws applicable to nominations to be considered pursuant to these Bylaws (including Section 2.5(a)(iii) and (b)), and compliance with Section 2.5(a)(iii) and (b) shall be the exclusive means for a stockholder to make nominations. Further, notwithstanding the provisions of this Section 2.5, unless otherwise required by law, (i) a stockholder shall not solicit proxies in support of director nominees other than the Corporation’s nominees unless such stockholder has complied with Rule 14a-19 promulgated under the Exchange Act, if applicable, in connection with the solicitation of such proxies and (ii) if any stockholder (A) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and (B) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, then the nomination of each proposed nominee of such stockholder shall be disregarded, notwithstanding that proxies or votes in respect to the election of the proposed nominees of such stockholder may have been received by the Corporation (which proxies and votes shall be disregarded). Upon request by the Corporation, if any stockholder provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such stockholder shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.
(i) Nothing in this Section 2.5 shall be deemed to affect any rights (i) of stockholders to request inclusion of nominations in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.
2.6 Adjournments. Any meeting of the stockholders, including one at which Directors are to be elected, may be adjourned for such periods as the presiding officer of the meeting or the stockholders present in person or by proxy and entitled to vote shall direct, and notice need not be given of any such adjourned meeting if the time, place, if any, thereof and the means of remote communication, if any, by which stockholders may be deemed to be present at the adjourned meeting, are provided in accordance with the DGCL. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date is fixed for stockholders entitled to vote at the adjourned meeting, the Board of Directors shall fix a new record date for notice of the adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting as of the record date fixed for notice of the adjourned meeting.
2.7 List of Stockholders. The Corporation shall prepare a complete list of the stockholders entitled to vote at any meeting of stockholders (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares of capital stock of the Corporation registered in the name of each stockholder no later than the tenth day before each meeting of the stockholders. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of ten (10) days ending on the day before the meeting date: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list was provided with the notice of the meeting; or (b) during ordinary business hours, at the principal place of business of the Corporation. Except as provided by applicable law, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger and the list of stockholders or to vote in person or by proxy at any meeting of stockholders.

2.8 Quorum. Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, at each meeting of the stockholders, a majority in voting power of the outstanding shares of the Corporation entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall adjourn the meeting, with notice required other than the announcement of the adjournment at the meeting, until a quorum shall be present or represented. A quorum, once established, shall not be broken by the subsequent withdrawal of enough votes to leave less than a quorum. At any such adjourned meeting at which there is a quorum, any business may be transacted that might have been transacted at the meeting originally called.
2.9 Conduct of Meetings. The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of the meeting of the stockholders as it shall deem appropriate. At every meeting of stockholders, the Chairperson of the Board of Directors, or in his or her absence or inability to act, the Lead Director, or in the Lead Director’s absence or inability to act, the Chief Executive Officer, or in his or her absence or inability to act, the person whom the Secretary shall appoint, shall act as chairperson of and preside at the meeting. The Secretary or, in his or her absence or inability to act, the person whom the Chairperson of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the Chairperson of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures, and to do all such acts, as (in the judgment of such Chairperson) are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairperson of the meeting, may include, without limitation, the following; (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (f) limitations on the time allotted to questions or comments by participants.
2.10 Voting. Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, any question brought before any meeting of stockholders, other than the election of directors, shall be decided by the vote of the holders of a majority of the total number of votes of the Corporation’s stock represented at the meeting and entitled to vote on such question, voting as a single class. The election of directors shall be decided by a plurality of the votes cast at a meeting of the stockholders by the holders of stock entitled to vote in the election. No stockholder shall be permitted to cumulate votes at any election of directors. Unless otherwise provided in the Certificate of Incorporation and these Bylaws, each stockholder shall be entitled to cast one (1) vote for each share of the stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy as provided in Section 2.11. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of the stockholders, in such officer’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.
2.11 Proxies.
(a) Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot.
(b) Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.
2.12 Action by Written Consent. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with these Bylaws and the DGCL. No action may be taken by written consent of stockholders without a meeting.
2.13 Inspectors of Election. Before any meeting of the stockholders, the Board of Directors shall appoint an inspector or inspectors of election to act at the meeting or its adjournment. The number of inspectors shall be either one (1) or three (3). Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Corporation. If any person appointed as inspector fails to appear or fails or refuses to act, then the chairperson of the meeting may and upon the request of any stockholder or a stockholder’s proxy shall, appoint a person to fill that vacancy.
Such inspectors shall:
(a) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;
(b) receive votes, ballots or consents;
(c) hear and determine all challenges and questions in any way arising in connection with the right to vote;
(d) count and tabulate all votes or consents;
(e) oversee the polls, including determining when the polls shall open and close;

(f) determine the results of the votes taken; and
(g) do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.
The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three (3) inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.
2.14 Fixing the Record Date.
(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for the determination of stockholders entitled to vote therewith at the adjourned meeting.
(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted and shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
Section 2.15 Notice of Meetings.
(a) Notice of the place, if any, date, hour, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting), and means of remote communication, if any, of every meeting of stockholders shall be given by the Corporation not less than ten (10) days nor more than sixty (60) days before the meeting (unless a different time is specified by law) to each stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting, except as otherwise provided herein or required by law. In the case of a special meeting, the notice shall also specify the purpose or purposes for which the meeting has been called. Notices of meetings to stockholders may be given by mailing the same, addressed to the stockholder entitled thereto, at such stockholder’s mailing address as it appears on the records of the corporation and such notice shall be deemed to be given when deposited in the U.S. mail, postage prepaid. Without limiting the manner by which notices of meetings otherwise may be given effectively to stockholders, any such notice may be given by electronic transmission in accordance with Section 232 of the DGCL.
(b) Notice of any meeting need not be given to any stockholder who shall, either before or after the meeting, submit a waiver of notice or who shall attend such meeting, except when the stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of the meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given.
Section 2.16 Definitions. For purposes of these Bylaws, the following terms shall have the following meanings:
“Affiliate” shall mean, with respect to any Person, any other Person that controls, is controlled by, or is under common control with such Person; the term control, as used in this definition, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and controlled and controlling have meanings correlative to the foregoing.
“beneficially own” shall mean beneficially own as determined pursuant to Rule 13d-3 (or any successor provision thereto) under the Exchange Act.
“Person” shall mean any individual, general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature.
ARTICLE III
BOARD OF DIRECTORS
3.1 Powers. Subject to the provisions of the DGCL and any limitations in the Certificate of Incorporation or these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Corporation shall be managed, and all corporate powers shall be exercised by or under the direction of the Board of Directors.

3.2 Number of Directors. Pursuant to the Certificate of Incorporation, the initial authorized number of directors shall be seven (7). The authorized number of directors may be adjusted from time to time exclusively by resolution of the Board of Directors. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.
3.3 Election, Qualification and Term of Office of Directors.
(a) Classes of Directors. The Board of Directors shall be and is divided into three classes as nearly equal in number as possible, designated: Class I, Class II and Class III. In the event that there is an increase or decrease, from time to time, in the number of authorized directors, then the number of directors in each class shall be apportioned as nearly equal as possible. No decrease in the number of directors shall shorten the term of any incumbent director.
(b) Terms of Office. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, that each director initially appointed to Class I shall serve for an initial term expiring at the Corporation’s first annual meeting of stockholders following the effectiveness of these Bylaws; each director initially appointed to Class II shall serve for an initial term expiring at the Corporation’s second annual meeting of stockholders following the effectiveness of these Bylaws; and each director initially appointed to Class III shall serve for an initial term expiring at the Corporation’s third annual meeting of stockholders following the effectiveness of these Bylaws; provided further, that the term of each director shall continue until the election and qualification of a successor and be subject to such director’s earlier death, resignation or removal.
(c) Removal. Unless otherwise provided in the Certificate of Incorporation, no director may be removed from office by the stockholders except for cause and only with the affirmative vote of the holders of a majority of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors.
(d) Resignation. Any director may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or Secretary of the Corporation. Such resignation shall take effect upon receipt of notice thereof or at such later time as is therein specified; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
(e) Vacancies. Unless otherwise provided in the Certificate of Incorporation, vacancies on the Board of Directors for any reason and newly created directorships resulting from any increase in the authorized number of directors shall be solely filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director and shall not be filled by the stockholders. A director elected to fill a vacancy, or a newly created directorship shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of a successor and to such director’s earlier death, resignation or removal. Unless otherwise provided in the Certificate of Incorporation, when one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in the filling of the other vacancies.
3.4 Time and Place of Meetings. The Board of Directors shall hold its meetings at such place, either within or without the State of Delaware, and at such time as may be determined from time to time by the Board of Directors (or the Chairperson in the absence of a determination by the Board of Directors).
3.5 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and at such places as may be determined from time to time by the Board of Directors or its Chairperson.
3.6 Annual Meetings. The Board of Directors may meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting of stockholders shall be held. Notice of such meeting need not be given. In the event such annual meeting of stockholders is not so held, the annual meeting of the Board of Directors may be held at such place either within or without the State of Delaware, on such date and at such time as shall be specified in a notice thereof given as hereinafter provided in Section 3.10 herein or in a waiver of notice thereof signed by any director who chooses to waive the requirement of notice.
3.7 Special Meetings. Special meetings of the Board of Directors may be called by the Board of Directors, the Chairperson of the Board of Directors, the Chief Executive Officer, the President or the Secretary of the Corporation and may not be called by any other person. Notice of special meetings of the Board of Directors shall be given to each director on at least 24 hours’ notice to each director given by one of the means specified in Section 3.10 hereof other than by mail or on at least three (3) days’ notice if given by mail.
3.8 Telephone/Virtual Meetings. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
3.9 Adjourned Meetings. A majority of the directors present at any meeting of the Board of Directors, including an adjourned meeting, whether or not a quorum is present, may adjourn and reconvene such meeting to another time and place. Unless otherwise provide in the Certificate of Incorporation or these Bylaws, at least 24 hours’ notice of any adjourned meeting of the Board of Directors shall be given to each director whether or not present at the time of the adjournment, if such notice shall be given by one of the means specified in Section 3.10 hereof other than by mail, or at least three (3) days’ notice if by mail. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

3.10 Notice.
(a) Form of Notice. Subject to Sections 3.6 and 3.7 hereof, whenever notice is required to be given to any director by applicable law, the Certificate of Incorporation or these Bylaws, such notice shall be deemed given effectively if given in person or by telephone, mail addressed to such director at such director’s address as it appears on the records of the Corporation, facsimile, email or by other means of electronic transmission.
(b) Waiver of Notice. Whenever the giving of any notice to directors is required by applicable law, the Certificate of Incorporation or these Bylaws, a waiver thereof, given by the director entitled to the notice, whether before or after such notice is required, shall be deemed equivalent to notice. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special Board of Directors or committee meeting need be specified in any waiver of notice.
3.11 Organization. At each meeting of the Board of Directors, the Chairperson or, in his or her absence, another director selected by the Board of Directors shall preside. The Secretary shall act as Secretary at each meeting of the Board of Directors. If the Secretary is absent from any meeting of the Board of Directors, an Assistant Secretary shall perform the duties of Secretary at such meeting; and in the absence from any such meeting of the Secretary and all Assistant Secretaries, the person presiding at the meeting may appoint any person to act as Secretary of the meeting. Notwithstanding the foregoing, the Secretary, an Assistant Secretary or such other person shall be entitled to delegate the taking and/or certifying of minutes with respect to any meeting.
3.12 Quorum of Directors. Unless the Certificate of Incorporation or these Bylaws require a lesser or greater number, the presence of a majority of the total number of directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.
3.13 Action by Majority Vote. Except as otherwise expressly required by these Bylaws, the Certificate of Incorporation or by applicable law, the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If the Certificate of Incorporation provides that one or more directors shall have more or less than one vote per director on any matter, every reference in these Bylaws to a majority or other proportion of the directors shall refer to a majority or other proportion of the votes of the directors.
3.14 Action without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee in accordance with applicable law.
3.15 Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors or a committee thereof shall have authority to fix the compensation of directors, including fees and reimbursement of expenses.
ARTICLE IV
COMMITTEES
4.1 Committees of Directors. The Board of Directors shall appoint from among its members an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each composed of at least two directors or such higher number of directors as may be required by law or the standards of any stock exchange on which shares of the Corporation are listed, with such lawfully delegable powers and duties as it thereby confers or that are required by law or such standards of any stock exchange on which shares of the Corporation are listed.
The Board of Directors may designate one or more other committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving, adopting or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval; or (b) adopting, amending or repealing any provision of the Certificate of Incorporation or these Bylaws.
4.2 Committee Minutes. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.
4.3 Term. The Board of Directors, subject to the requirements specifically set forth in this Section 4.3, may at any time change, increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his death or resignation, but the Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may, subject to the requirements specifically set forth in this Section 4.3, fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may, subject to the requirements specifically set forth in this Section 4.3, designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may, subject to the requirements specifically set forth in this Section4.3, unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.
4.4 Meetings and Actions of Committees.
(a) Meetings and actions of committees, shall be governed by and held and taken in accordance with, the provisions of:
(i) Section 3.4 (place of meetings);
(ii) Section 3.8 (meetings by telephone);
(iii) Section 3.5 (regular meetings);
(iv) Section 3.7 (special meetings);
(v) Section 3.10 (notice and waiver of notice);
(vi) Section 3.12 (quorum);
(vii) Section 3.13 (voting); and
(viii) Section 3.14 (action without a meeting)
with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members.
(b) However:
(i) the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee;
(ii) special meetings of committees may also be called by resolution of the Board of Directors; and
(iii) notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.
(c) Any provision in the Certificate of Incorporation providing that one or more directors shall have more or less than one vote per director on any matter shall apply to voting in any committee or subcommittee, unless otherwise provided in the Certificate of Incorporation or these Bylaws.
4.5 Subcommittees. Unless otherwise provided in the Certificate of Incorporation, these Bylaws or the resolutions of the Board of Directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee and delegate to a subcommittee any or all of the powers and authority of the committee, unless the committee is prohibited from doing so under the committee’s charter.
ARTICLE V
OFFICERS
5.1 Positions and Election. The officers of the Corporation shall be elected by the Board of Directors and shall include a Chief Executive Officer and/or a President, one or more Vice Presidents, a Treasurer and a Secretary who shall have the duty, among other things, to record the proceedings of the meetings of stockholders and directors in a book kept for that person. The Corporation may also have such other principal officers as the Board of Directors may, in its discretion, appoint. Any individual may be elected to and may hold, more than one office of the Corporation, except that no one person shall simultaneously hold the offices and perform the duties of President and Secretary.
5.2 Election, Term and Compensation. Each officer of the Corporation may be elected annually by the Board of Directors at the annual meeting thereof. Each such officer shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier death, resignation or removal. The compensation of all officers of the Corporation shall be fixed by or at the direction of the Board of Directors or a committee thereof. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.
5.3 Subordinate Officers. In addition to the principal officers enumerated in Section 5.01 above, the Corporation may have one or more Vice Presidents, Assistant Vice Presidents, Assistant Treasurers, Assistant Secretaries, Assistant Controllers and such other subordinate officers, agents and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period as the Board of Directors may from time to time determine. Any Vice President (whether a principal officer or subordinate officer) may be designated Executive, Senior or Corporate, or may be given such other designation or combination of designations as the Board of Directors or the Chief Executive Officer may

determine. The Board of Directors may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents or employees.
5.4 Removal. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors at any time with or without cause by resolution adopted by the Board of Directors then in office. The Chief Executive Officer, upon authority delegated by the Board of Directors, may remove any other principal officer, with or without cause.
5.5 Resignations. Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the Board of Directors or to a principal officer if the Board of Directors has delegated such principal officer the power to appoint and to remove such officer. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
5.6 Powers and Duties. The officers of the Corporation shall have such powers and perform such duties incident to each of their respective offices and such other duties as may from time to time be conferred upon or assigned to them by the Board of Directors.
ARTICLE VI
STOCK
6.1 Certificates; Direct Registration System. Shares of the capital stock of the Corporation may be certificated or uncertificated, as provided under the DGCL. Each stockholder, upon written request to the transfer agent or registrar of the Corporation, shall be entitled to a certificate of the capital stock of the Corporation, in such form as shall be approved by the Board of Directors and required by law, certifying the number of shares of the Corporation owned by such stockholder. Shares of the Corporation’s capital stock may also be evidenced by registration in the holder’s name in uncertificated, book-entry form on the books of the Corporation in accordance with a direct registration system approved by the Securities and Exchange Commission and by the Nasdaq Stock Market or any national securities exchange on which the capital stock of the Corporation may from time to time be traded.
6.2 Transfer of Stock. Shares of stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Shares of stock may be transferred on the record of stockholders of the Corporation by the holder thereof or by such holder’s duly authorized attorney upon surrender of a certificate therefore properly endorsed or upon the receipt of proper transfer instructions from the registered holder of uncertificated shares or by such holder’s duly authorized attorney and upon compliance with appropriate procedures for transferring shares in uncertificated form, unless waived by the Corporation. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred. To the extent designated by the Chief Executive Officer, President, any Vice President or the Treasurer of the Corporation, the Corporation may recognize the transfer of fractional uncertificated shares but shall not otherwise be required to recognize the transfer of fractional shares.
6.3 Transfer Agents and Registrars. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.
6.4 Authority for Additional Transfer Rules. The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration of certificated or uncertificated shares of the Corporation.
6.5 Stock Transfer Agreements. The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.
6.6 Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new certificate or uncertificated shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or the owner’s legal representative, to give the Corporation a bond sufficient to indemnify the Corporation and/or the transfer agents and/or the registrars against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate or uncertificated shares.
6.7 Dividends. Subject to the DGCL and the Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors. Dividends may be paid in cash, in property or in shares of stock of the Corporation, unless otherwise provided by applicable law or the Certificate of Incorporation.
The Board of Directors may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation and meeting contingencies.
6.8 Registered Stockholders. The Corporation:
(a) shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner;
(b) shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares; and

(c) shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the DGCL.
ARTICLE VII
GENERAL PROVISIONS
7.1 Execution of Corporate Contracts and Instruments. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute any document or instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances.
7.2 Checks, Notes, Drafts, Etc. All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.
7.3 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors and may be changed from time to time by resolution of the Board of Directors.
7.4 Seal. The seal of the Corporation shall be in such form as shall be approved by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise, as may be prescribed by law or custom or by the Board of Directors.
7.5 Reliance on Books, Reports and Records. To the fullest extent permitted by applicable law, each director and each member of any committee designated by the Board of Directors, in performance of his or her duties, shall be fully protected in relying in good faith upon the books or account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation or by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.
7.6 Voting of Stock Owned by the Corporation. The Board of Directors may authorize any person, on behalf of the Corporation, to attend, vote at and grant proxies to be used at any meeting of stockholders of any corporation (except this Corporation) in which the Corporation may hold stock. Absent such direction by the Board of Directors, any principal officer of the Corporation may attend, vote at and grant proxies to be used at any meeting of stockholders of any corporation (except this Corporation) in which the Corporation may hold stock.
7.7 Conflict with Applicable Law or Certificate of Incorporation. These Bylaws are adopted subject to any applicable law and the Certificate of Incorporation. Whenever these Bylaws may conflict with any applicable law or the Certificate of Incorporation, such conflict shall be resolved in favor of such law or the Certificate of Incorporation.
7.8 Construction; Definitions. Unless the context requires otherwise, the general provisions, rules of construction and definitions in the DGCL shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.
ARTICLE VIII
AMENDMENTS
The Board of Directors is expressly authorized and empowered to adopt, amend and repeal these Bylaws by the affirmative vote of a majority of the total number of directors present at a regular or special meeting of the Board of Directors at which there is a quorum (as defined in these Bylaws) or by written consent. The Stockholders of the Corporation may not adopt, amend or repeal any of these Bylaws, and no provision inconsistent therewith shall be adopted by the Stockholders, unless such action is approved by the affirmative vote of the holders of at least Sixty-Six and Two-Thirds percent (66 2/3%) of the voting power of all the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, in accordance with these Bylaws.